UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2024

Autolus Therapeutics plc
(Exact name of registrant as specified in its Charter)

England and Wales	001-38547	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Mediaworks
191 Wood Lane
London	W12 7FP
United Kingdom
(Address of principal executive offices)(Zip Code)

(44) 20	3829 6230
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one ordinary share, nominal value $0.000042 per share	AUTL	The Nasdaq Global Select Market
Ordinary shares, nominal value $0.000042 per share*	*	The Nasdaq Stock Market LLC*

*	Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Global Select Market. The American Depositary Shares represent the right to receive ordinary shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6. Accordingly, the American Depositary Shares are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8 thereunder.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Item 1.01 Entry into a Material Definitive Agreement
On September 10, 2024, Autolus Limited and Autolus Therapeutics plc (collectively, the “Company”) entered into agreements that amend the lease agreement between them and Forge Life Sciences Nominee 1 Ltd and Forge Life Sciences Nominee 2 Ltd (collectively, the “Landlord”), dated September 19, 2023, for the Company’s Nucleus manufacturing facility in Stevenage, U.K.. The transaction documents include a Deed of Variation to the existing lease, a Licence for Alterations, and a Capital Contribution Deed (collectively, the “Lease Amendments”).
Pursuant to the Lease Amendments, the Landlord will provide up to £18.5 million of funding for specified improvements to the Nucleus facility, including the creation and fit out of additional clean rooms for product manufacture, which the Company has agreed to complete on a mutually agreed schedule. Once the improvements are complete, the annual rent payable by the Company under the lease for the remainder of the term will increase by approximately £1.84 million or, if greater, a specified percentage of the funding provided by the Landlord for such improvements, subject to an overall maximum annual rent increase of £2.19 million. The Lease Amendments do not affect the lease term, which continues to run until September 2043.
Due to a familial relationship between one of the Company’s directors and a senior executive of the Landlord’s parent company, the Lease Amendments were approved by the audit committee of the Company’s board of directors in accordance with the Company’s Related Person Transactions Policy.
The foregoing summary of the material terms of the Lease Amendments does not purport to be complete and is qualified in its entirety by reference to such Lease Amendments, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2024.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOLUS THERAPEUTICS PLC
Dated: September 13, 2024	By:	/s/Christian Itin, Ph.D.
Name: Christian Itin, Ph.D.
Title: Chief Executive Officer